UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 8, 2009


                               Verify Smart Corp.
             (Exact name of registrant as specified in its charter)


           Nevada                       333-136492              20-5005810
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

     57 Montague Street, Brooklyn NY                               11201
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code 718-855-7136


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURE

On December 3, 2009, our previous management filed a Form 8-K in regards to a purported agreement with Vinema Company Ltd. ("Vinema"). The agreement sought to settle/forbear certain debts allegedly owed by the company to Vinema, in exchange for the granting to Vinema of certain license rights and revenue entitlements.

We seek to clarify that the purported agreement with Vinema was not validly entered into as we have not been indebted to Vinema and our previous management did not have the authority to grant a license to the "Technology" referred to in the agreement with Vinema and the filed Form 8-K. Our company does not own the Technology but holds an exclusive license for the Technology, as referred to in our previously filed current and periodic reports.

As a consequence of the foregoing, our position is that any purported agreement with Vinema is of no force or effect and was not validly entered into by our previous management. We intend to pursue all available remedies to rectify this situation and protect our rights in regards to the Technology and the efforts that we have made to enhance and further develop it.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFY SMART CORP.


/s/ Tony Cinotti
-----------------------------
Tony Cinotti
President and Director

Date: February 9, 2010


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